UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[ x ]    Soliciting Material Pursuant to Section 240.14a-12


                         WELLS FARGO FUNDS TRUST

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.)  Title of each class of securities to which transaction applies:

        2.)  Aggregate number of securities to which transaction applies:

        3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

        4.)  Proposed maximum aggregate value of transaction:

        5.)  Total fee paid:

                      Announcement of Strategic Acquisition
          Wells Fargo & Company and Strong Financial Corporation, Inc.
                          Participant Q&A - August 2004


We are pleased to announce the agreement for Wells Fargo & Company to acquire the Retail, Institutional, Intermediary, and Retirement Plan Services business lines from Strong Financial Corporation, subject to certain considerations. The transaction includes approximately $33 billion in assets as of June 30, 2004, and is expected to be completed by the first quarter of next year.

This strategic acquisition will give clients of Strong and Wells Fargo access to a broader and deeper investment array and the ability to benefit from the complementary strengths and investment capabilities of each firm - especially in the retirement services area. We hope you will be as excited as we are about the added value and benefits this union will bring to you.

Q: How will our plan and employees benefit from the acquisition of Strong by Wells Fargo?

A: The retirement capabilities of Strong and Wells Fargo complement each other very well. Wells Fargo Institutional Trust Services brings:

     o A high quality parent organization, Wells Fargo & Company, with a 150-year history, a "Aaa"- rating by Moody's and nearly $100 billion market capitalization
     o Full capabilities in defined contribution, defined benefit, non-qualified, and stock purchase plan services
     o    A commitment to providing outstanding client service
     o    Expanded investment options
     o Over $30 billion in retirement plan assets, serving over 1,100,000 participants in over 5,000 plans

     Together with Strong Retirement Plan Services' top-rated education and communication programs, participant services, and strong client service ethic, we believe this combined retirement plan services offering will be a powerful benefit for you. You will enjoy the same high level of service you are currently receiving from Strong, with expanded capabilities and additional organizational strength.

Q:   Is the transaction subject to approval?

A: The acquisition of Strong's business lines is subject to a number of contingencies. For example, the Strong Funds Board of Directors/Trustees and shareholders and the Wells Fargo Board of Trustees must approve a proposal to reorganize the Strong Funds into the Wells Fargo Family of Funds.

Q:   What does this change mean for my retirement account?

A: Your retirement account will continue to be serviced by Strong Retirement Plan Services, the services and operations of which will be acquired by Wells Fargo & Company. At some point in the future, you will only see references to Wells Fargo Institutional Trust Services as the provider for your retirement plan. We expect the combined services will continue to provide administrative services such as the voice response system, call center, education sessions, web site, and statements for your account. As we transition your plan, we will share any additional information such as a new web site or enhancements to statements. However, we anticipate the high quality, personal service that you have come to count on will remain the same.

Q:   Will this acquisition change which investments are offered in my plan?

A: Possibly. This acquisition, by itself, does not require any changes to the investments offered in your retirement plan. However, some consolidation of Strong Funds and Wells Fargo Funds is likely. For example, a fund that you currently hold may change names or combine with another fund in the future. If that is the case, you will receive specific communication on that change.

     Most companies review their retirement plan investment options on a periodic basis, and make changes when necessary. Whether you see any changes in the investments offered by your plan is up to your individual company's process and evaluation.

Q:   How can I access my retirement account?

A: You can continue to access your account in three ways: through the Internet, by using the automated voice response system, or by speaking directly with a call center representative. You may call the voice response unit at 1-888-405-4015 or log on to www.Strong401k.com to access your retirement account. If you have questions about how to access your account, please call a representative directly at 1-800-368-7177.

Q:   Will I still have access to Strong's call center?

A: For the time being, Strong participant calls will continue to be handled by the same call center as in the past, which is available 24 hours a day, 7 days a week. As the transition to Wells Fargo progresses, it is anticipated that the Strong retirement plans call center will integrate into Wells Fargo and operate Monday through Friday from 7 a.m. to 10 p.m. CT. We expect this transition to take place in late 2004 or early 2005.

Q: Does this change mean that my account will belong to Wells Fargo Institutional Trust Services?

A: No.Your money is invested in mutual funds or other investments, and is held in a trust for you.

     Wells Fargo Institutional Trust Services will provide services for your retirement plan, but does not have ownership of or access to the funds invested on your behalf.

Q:   If I have additional questions, whom should I call?

A: Call Center Representatives are available 24 hours a day, 7 days a week to answer any questions you may have. Simply call 1-800-368-7177.





-----------------------------------------------------------------------

PLEASE NOTE THAT THIS IS NOT INTENDED TO BE A SOLICITATION FOR PROXY. IF THE PROPOSED TRANSACTIONS INVOLVING WELLS FARGO FUNDS TRUST, WELLS FARGO VARIABLE TRUST ("ACQUIRING COMPANIES") AND VARIOUS STRONG REGISTERED INVESTMENT COMPANIES ("TARGET COMPANIES") ARE APPROVED BY THEIR RESPECTIVE BOARDS, THE ACQUIRING COMPANIES WILL FILE A PROXY STATEMENT-PROSPECTUS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). ALL SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT-PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE TRANSACTION AND THE INTERESTS OF THESE PERSONS IN THE TRANSACTION AND RELATED MATTERS. THE PROXY STATEMENT-PROSPECTUS WILL BE MAILED TO RECORD DATE SHAREHOLDERS ONCE THE SEC DECLARES SUCH PROXY STATEMENT-PROSPECTUS EFFECTIVE. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT-PROSPECTUS, WHEN AVAILABLE, AND OTHER DOCUMENTS FILED WITH THE SEC AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION TO THE PROXY
STATEMENT-PROSPECTUS, THE ACQUIRING AND TARGET COMPANIES MAY FILE ANNUAL, QUARTERLY, AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS, OR OTHER INFORMATION FILED BY THE ACQUIRING OR TARGET COMPANIES AT THE SEC'S PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND AT THE SEC'S REGIONAL OFFICES IN NEW YORK AT 233 BROADWAY, NEW YORK, NEW YORK 10279 AND IN CHICAGO AT 175 WEST JACKSON BOULEVARD, SUITE 900, CHICAGO, ILLINOIS 60604. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. FILINGS WITH THE SEC ARE ALSO AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND AT THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.

PARTICIPANTS IN THE SOLICITATION THE TARGET COMPANIES AND THEIR RESPECTIVE DIRECTORS/TRUSTEES MAY BE SOLICITING PROXIES FROM THEIR SHAREHOLDERS IN FAVOR OF THE TRANSACTIONS. ANY DIRECT OR INDIRECT INTEREST OF THE PARTICIPANTS IN THE SOLICITATION WILL BE DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.


Retirement plan recordkeeping services are offered through Strong Retirement Plan Services, Inc. Securities are offered through Strong Investments, Inc., an affiliated company. RP46110 8-04